        EXHIBIT 10.6
ENVIVA INC.
LONG-TERM INCENTIVE PLAN
STOCK AWARD GRANT NOTICE

Pursuant to the terms and conditions of the Enviva Inc. Long-Term Incentive Plan, as amended from time to time (the “Plan”), Enviva Inc., a Delaware corporation (the “Company”), hereby grants to the individual listed below (“you” or “Grantee”) the number of shares of Stock set forth below. This award of Stock (this “Award”) constitutes an Other Stock-Based Award under the Plan and is subject to the terms and conditions set forth herein, in the Stock Award Agreement attached hereto as Exhibit A (the “Agreement”), and the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Grantee:	[●]
Date of Grant:	[●]
Total Number of Shares of Stock:	[●]

By signing below, you agree to be bound by the terms and conditions of the Plan, the Agreement, and this Stock Award Grant Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan, and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan, and this Grant Notice. You hereby agree to accept as binding, conclusive, and final all decisions or interpretations of the Committee regarding any questions or determinations arising under the Agreement, the Plan, or this Grant Notice.
This Grant Notice may be executed in one or more counterparts (including by portable document format (pdf) and other electronic means), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of this Grant Notice by pdf attachment to electronic mail, or other electronic means, shall be effective as delivery of a manually executed counterpart of this Grant Notice.
[Remainder of Page Intentionally Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and Grantee has executed this Grant Notice, effective for all purposes as provided above.

ENVIVA INC. By: Name: Title:

GRANTEE [Name of Grantee]

Signature Page to
Stock Award Grant Notice

EXHIBIT A
STOCK AWARD AGREEMENT
This Stock Award Agreement (this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached (the “Date of Grant”) by and between Enviva Inc., a Delaware corporation (the “Company”), and the Grantee identified in the Grant Notice to which this Agreement is attached. Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.
1.Award. Effective as of the Date of Grant, the Company hereby grants to Grantee the number of shares of common stock of the Company (“Stock”) set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement, and the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
2.Issuance Mechanics. The Stock shall be fully vested on the Date of Grant and shall be subject to the terms and conditions set forth in the Grant Notice, this Agreement, and the Plan. All shares of Stock issued hereunder shall be delivered either by delivering one or more certificates to Grantee or by entering the shares in book-entry form, as determined by the Committee in its sole discretion. Grantee shall have all the rights of a stockholder of the Company with respect to the Stock.
3.Tax Withholding. Upon any taxable event arising in connection with the Stock, the Company shall have the authority and the right to deduct or withhold (or cause one of its Affiliates to deduct or withhold), or to require Grantee to remit to the Company (or one of its Affiliates), an amount sufficient to satisfy all applicable federal, state, and local taxes required by law to be withheld with respect to such event. In satisfaction of the foregoing requirement, unless otherwise determined by the Committee, the Company or one of its Affiliates shall withhold from any cash or equity remuneration (including, if applicable, any of the shares of Stock otherwise deliverable under this Agreement) then or thereafter payable to Grantee an amount equal to the aggregate amount of taxes required to be withheld with respect to such event. If such tax obligations are satisfied through the withholding or surrender of shares of Stock pursuant to this Agreement, the maximum number of such shares that may be so withheld (or surrendered) shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding (or surrender) equal to the aggregate amount of taxes required to be withheld, determined based on the greatest withholding rates for federal, state, local, and foreign income tax and payroll tax purposes that may be utilized without resulting in adverse accounting, tax, or other consequences to the Company or any of its Affiliates (other than immaterial administrative, reporting, or similar consequences), as determined by the Committee. Grantee acknowledges and agrees that none of the Board, the Committee, the Company, or any of their respective Affiliates have made any representation or warranty as to the tax consequences to Grantee as a result of the receipt of the Stock. Grantee represents that Grantee is in no manner relying on the Board, the Committee, the Company, or any of their respective Affiliates, or any of their respective managers, directors, officers, employees, or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders, and financial representatives) for tax advice or an assessment of such tax consequences. Grantee represents that Grantee has consulted with any tax consultants that Grantee deems advisable in connection with the Stock.
4.No Right to Continued Service. Nothing in the adoption of the Plan, nor the award of the Stock thereunder pursuant to the Grant Notice and this Agreement, shall confer upon Grantee the right to continued service with the Company or any of its Affiliates, or affect in any way the right of the Company or any of its Affiliates to terminate such service at any time. Any question as to whether and when there has been a termination of Grantee’s service with the Company or any of its Affiliates, and the cause of such termination, shall be determined by the Committee or its delegate, and such determination shall be final, conclusive, and binding for all purposes.
5.Notices. Any notices or other communications provided for in this Agreement shall be sufficient if in writing. In the case of Grantee, such notices or communications shall be effectively delivered if sent by registered or certified mail to Grantee at the last address Grantee has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to the attention of the general counsel of the Company at the Company’s principal executive offices.
6.Agreement to Furnish Information. Grantee agrees to furnish to the Company all information requested by the Company to enable the Company or any of its Affiliates to comply with any reporting or other requirement imposed upon the Company or any of its Affiliates by or under any applicable statute or regulation.
7.Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties, and agreements between the parties with respect to the Stock granted hereby. Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of Grantee shall be effective only if it is in writing and signed by both Grantee and an authorized officer of the Company.
8.Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles thereof.
9.Successors and Assigns. The Company may assign any of its rights under this Agreement without Grantee’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. This Agreement will be binding upon Grantee and Grantee’s beneficiaries, executors, and administrators.
10.Clawback. Notwithstanding any provision in this Agreement or the Grant Notice to the contrary, this Award and the shares of Stock issued hereunder shall be subject to any applicable clawback policies or procedures adopted in accordance with the Plan.
11.Severability. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.
12.Code Section 409A. None of the shares of Stock are intended to constitute or provide for a deferral of compensation that is subject to Section 409A of the Code and the Treasury regulations and other interpretive guidance issued thereunder (collectively, “Section 409A”). Notwithstanding the foregoing, none of the Company or any of its Affiliates makes any representations that the payments provided under this Agreement are exempt from or compliant with Section 409A and in no event shall the Company or any of its Affiliates be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Grantee on account of non-compliance with Section 409A.
[Remainder of Page Intentionally Blank]